Exhibit 5.3

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

July 31, 2015

Deutsche Bank AG

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 on July 31, 2015 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i) the Bank’s Global Notes, Series A (the “Notes”), to be issued from time to time pursuant to the senior indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014 and the Second Supplemental Senior Indenture dated as of January 1, 2015, the “Indenture”), among the Bank, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and (ii) the Bank’s equity-linked (including equity index-linked) warrants (the “Warrants,” together with the Notes, the “Securities”) to be issued from time to time pursuant to the warrant agreement dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement, dated as of January 1, 2015, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”).

We have been appointed by you as your special United States products counsel, and we have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine,

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(v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Bank that we reviewed were and are accurate and (vii) all representations made by the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the specific terms of a particular series of Securities have been duly authorized and established in accordance with the Indenture or the Warrant Agreement, as applicable; and such Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture or the Warrant Agreement, as applicable, and the applicable underwriting or other distribution agreement against payment therefor, such Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) the Bank’s Management Board shall have duly established the terms of the Securities and duly authorized the issuance, execution, sale and delivery of the Securities, in each case as a matter of German law, and such authorization shall not have been modified or rescinded; (ii) the Bank is, and shall remain, validly existing as a stock corporation in good standing under the laws of the Federal Republic of Germany; (iii) the Registration Statement has become effective and the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Indenture, the Warrant Agreement and the Securities have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Bank); (v) the Securities will be executed in substantially the form reviewed by us, (vi) the execution and delivery by each such party to each document to which it is a party, and the performance by each such party of all of its obligations under each document to which it is a party (x) do not contravene, or constitute a default under, the articles or certificate of incorporation of bylaws or other constitutive documents of such party, (y) require no action by or in respect of, or filing with, any governmental body, agency or official and (z) do not and will not contravene, or constitute a default under, any provision of applicable law or regulation (other than any such law or regulation of the State of New York or the federal laws of the United States), or any agreement, judgment, injunction, order, decree or other instrument binding on any such party; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Bank with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Bank, or any restriction imposed by any court or governmental body having jurisdiction over the Bank.

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In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Securities were entered by a New York court, such court would enter the judgment in the foreign currency. In addition, we express no opinion as to any provision in the Indenture and the Warrant Agreement that (i) subjects the Bank to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in the Indenture or the Warrant Agreement, or (ii) purports to constitute a waiver by the Bank of any right to pay any amount under the Indenture or the Warrant Agreement in a currency other than that in which such amount is expressed to be payable.

We express no opinion as to provisions in the Indenture and the Warrant Agreement which purport to constitute waivers of objections to venue, or claims that a particular jurisdiction is an inconvenient forum.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion and the opinions expressed in the paragraphs quoted below involve matters governed by German law, we have relied, without independent inquiry or investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as Exhibit A hereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference of our name under the caption “Legal Matters” in the prospectus supplements for the Notes and the Warrants, which are a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the notes offered by this pricing supplement have been executed and issued by the Bank and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions

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expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest.] This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and the authentication of the notes by the authenticating agent and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2015, which has been filed as an exhibit to the Registration Statement referred to above. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of notes denominated in a foreign currency.]”

If a pricing supplement relating to the offer and sale of any particular Warrant or Warrants is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the warrants offered by this pricing supplement have been executed and issued by the Bank and authenticated by the warrant agent pursuant to the Warrant Agreement, and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the Warrant Agreement and its authentication of the warrants and the validity, binding nature and

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enforceability of the Warrant Agreement with respect to the warrant agent, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2015, which has been filed as an exhibit to the Registration Statement referred to above. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of warrants denominated in a foreign currency.]”

Very truly yours,

/s/ Davis Polk & Wardwell LLP

EXHIBIT A

[Letterhead of Deutsche Bank AG]

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Dated as of July 31, 2015

Deutsche Bank AG Global Notes, Series A and Warrants

Ladies and Gentlemen:

In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”), we have advised the Bank as to matters of German law in connection with the proposed issuance, offering and sale by the Bank from time to time of (i) an unlimited amount of its senior, unsecured Global Notes, Series A (the “Notes”), to be issued under the senior indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014 and the Second Supplemental Senior Indenture dated as of January 1, 2015, the “Indenture”), among the Bank, as issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and (ii) an unlimited amount of its warrants (the “Warrants”), to be issued under the warrant agreement, dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement dated as of January 1, 2015, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”), and in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a Registration Statement on Form F-3 filed with the Commission on July 31, 2015 (No. 333-        ) (the “Registration Statement”) registering the offer and sale of the Notes, Warrants and other securities of the Bank. This opinion relates solely to matters of German law. The Indenture, the Notes, the Warrant Agreement and the Warrants are referred to herein as the “Transaction Documents.”

For the purpose of this opinion we have examined the following documents:

(a)	the Articles of Association (Satzung) of the Bank as currently in force;

(b)	a scanned copy of the executed Indenture;

(c)	a scanned copy of the executed Warrant Agreement;

(d)

a scanned copy of a power of attorney issued on behalf of the Bank by Anthony Di Iorio and Hugo Banziger, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on November 21, 2006, a scanned copy of a power of attorney issued on behalf of the Bank by Anshuman Jain and Stefan Krause, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on August 28, 2012, and a scanned copy of a power of attorney issued on behalf of the Bank by John Cryan and Marcus Schenck, members of the Management Board (Vorstand) of the Bank at the time the power of attorney was issued, on July 28, 2015 (the power of attorney issued on July 28, 2015, the “Power of Attorney”);

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(e)	a scanned copy of the Officer’s Certificate in connection with the Indenture and the Warrant Agreement;

(f)

a scanned copy of a letter dated July 31, 2015 from the Bank to, and accepted by, Deutsche Bank Americas Holding Corp., New York, appointing Deutsche Bank Americas Holding Corp. as agent for service of process in the United States for the Bank in connection with the Transaction Documents (the “Process Agent Letter”); and

(g)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)

the Transaction Documents are within the capacity and power of and have been validly authorized, executed and delivered by the parties thereto other than the Bank and that there has been no breach of any of the terms thereof;

(ii)

the Transaction Documents are valid, binding and enforceable under the laws of New York (by which they are expressed to be governed), except that no such assumption is made as to the authorization, execution and delivery of any such agreement or instrument by the Bank;

(iii)

the Notes will have been offered and sold in accordance with the U.S. Note Distribution Agreement, dated July 31, 2015, between the Bank and Deutsche Bank Securities Inc. (“DBSI”) and the U.S. Note Distribution Agreement, dated July 31, 2015, between the Bank and Deutsche Bank Trust Company Americas (“DBTCA” and, together with DBSI, the “Agents”);

(iv)

the Warrants will have been offered and sold in accordance with the U.S. Warrant Distribution Agreement, dated July 31, 2015, between the Bank and DBSI and the U.S. Warrant Distribution Agreement, dated July 31, 2015, between the Bank and DBTCA;

(v)	the Indenture, the Warrant Agreement, the Power of Attorney and the Process Agent Letter have not subsequently been amended; and

(vi)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals.

Based upon the foregoing we are of the opinion that:

(1)

the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has full power and authority to engage in banking business in the Federal Republic of Germany; the Bank is qualified, as far as the laws of the Federal Republic of Germany are concerned, to conduct the business in which it is engaged in each jurisdiction where it conducts business;

(2)	the Bank has corporate power and capacity to execute and deliver the Transaction Documents and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Bank;

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(4)	the Indenture has been validly executed on behalf of the Bank;

(5)	the Warrant Agreement has been validly executed on behalf of the Bank;

(6)	the forms of the Notes and the forms of the Warrants have been duly authorized and established by the Bank;

(7)

the terms of a particular issuance of Notes or Warrants will be, when established by an Issuer Order executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, duly authorized by the Bank; and

(8)

when Notes or Warrants of a particular issuance have been executed by two persons named as attorneys-in-fact of the Bank in the Power of Attorney, they will have been validly executed on behalf of the Bank.

This opinion is subject to the following qualification:

(A)	We do not express an opinion as to any rights and obligations the Bank may have or appears to have under the Transaction Documents against itself.

We are furnishing this opinion solely for your benefit, except that Davis Polk & Wardwell LLP and Sidley Austin LLP may rely upon it, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Markus Schrader	/s/ Mathias Otto
Markus Schrader	Mathias Otto
Senior Counsel	Deputy General Counsel
Deutsche Bank AG	Germany, Central & Eastern Europe
Deutsche Bank AG